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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-11643, 333-11671, 333-20695 and 333-64309 of Suburban Lodges of America,
Inc., on Form S-8 of our report dated February 22, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the merger agreement), appearing in the Annual Report on Form 10-K of Suburban Lodges of America, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE

Atlanta, Georgia

April 1, 2002